UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 4, 2005
LIN TV Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
LIN Television Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25206	13-3581627

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Richmond Square, Suite 200, Providence, Rhode Island	02906

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (401) 454-2880

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into A Material Definitive Agreement
     On November 4, 2005, LIN Television Corporation (the “Company”) entered into a credit agreement (the “New Credit Agreement”) among LIN Television Corporation, as the Borrower, Televicentro of Puerto Rico, LLC, as the Permitted Borrower, the Lenders Party Hereto, JP Morgan Chase Bank, N.A., as Administrative Agent, as an Issuing Lender and as Swingline Lender, JP Morgan Securities, Inc. and Deutsche Bank Securities Inc. as Joint Lead Arrangers and Joint Bookrunners, Deutsche Bank Trust Company Americas as Syndication Agent and as an Issuing Lender and Goldman Sachs Credit Partners, L.P., Bank of America, N.A. and Wachovia Bank, National Association, as Documentation Agents and The Bank of Nova Scotia and Suntrust Bank, as Co-Documentation Agents.
     The New Credit Agreement consists of a six year, $275.0 million revolving credit facility and a six year, $275.0 million delayed draw term loan facility and was used to refinance amount outstanding under our previous credit facility with the remainder to be used to fund the Emmis Stations and for general corporate purposes, including potential share repurchases.
     Borrowings under the New Credit Agreement bear interest at a rate based, at our option, on an adjusted LIBOR rate, plus an applicable margin range of 0.625% to 1.50%, or an adjusted Based Rate, plus an applicable margin range of 0.0% to 0.50%, depending, in each case, on whether we have met certain ratios in the New Credit Agreement.
     The terms of the New Credit Agreement provide for customary representations and warranties, negative and affirmative covenants (including financial covenants), and events of default. The New Credit Agreement can be accelerated upon events of default and requires the term loans to be prepaid under certain circumstances with amounts determined by reference to the proceeds from assets sales.
     The new credit facilities set forth in the New Credit Agreement are senior secured obligations and rank equally in right of payment with our existing senior debt and senior in right of payment to our existing and future subordinated indebtedness. LIN TV Corp. and each our existing, or hereinafter created or acquired, domestic subsidiaries guarantee the credit facilities on a senior basis. The Company and each subsidiary guarantor have also granted a security interest in all or substantially all of our assets to secure the obligations under the new credit facilities.
     The description of the provisions of the New Credit Agreement set forth above is qualified in its entirety by reference to the full and complete terms contained in the New Credit Agreement, which is filed as Exhibit 99.1 and in incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an obligation under an Off-Balance Sheet Arrangement of a Registrant
     The disclosure under Item 1.01 of this current report is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Credit Agreement dated as of November 4, 2005 among LIN Television Corporation, as the Borrower, Televicentro of Puerto Rico, LLC, as the Permitted Borrower, the Lenders Party Hereto, JP Morgan Chase Bank, N.A., as Administrative Agent, as an Issuing Lender and as Swingline Lender, JP Morgan Securities, Inc. and Deutsche Bank Securities Inc. as Joint Lead Arrangers and Joint Bookrunners, Deutsche Bank Trust Company Americas as Syndication Agent and as an Issuing Lender and Goldman Sachs Credit Partners, L.P., Bank of America, N.A. and Wachovia Bank, National Association, as Documentation Agents and The Bank of Nova Scotia and SunTrust Bank, as Co-Documentation Agents.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIN TV Corp.
Date: November 4, 2005	By:	/s/William A. Cunningham
		Name:	William A. Cunningham
		Title:	Vice President and Controller

LIN Television Corporation
Date: November 4, 2005	By:	/s/William A. Cunningham
		Name:	William A. Cunningham
		Title:	Vice President and Controller

Exhibit Index

Exhibit No.	Description
99.1	Credit Agreement dated as of November 4, 2005 among LIN Television Corporation, as the Borrower, Televicentro of Puerto Rico, LLC, as the Permitted Borrower, the Lenders Party Hereto, JP Morgan Chase Bank, N.A., as Administrative Agent, as an Issuing Lender and as Swingline Lender, JP Morgan Securities, Inc. and Deutsche Bank Securities Inc. as Joint Lead Arrangers and Joint Bookrunners, Deutsche Bank Trust Company Americas as Syndication Agent and as an Issuing Lender and Goldman Sachs Credit Partners, L.P., Bank of America, N.A. and Wachovia Bank, National Association, as Documentation Agents and The Bank of Nova Scotia and SunTrust Bank, as Co-Documentation Agents.